EXHIBIT 99.1

Delcath Systems to Host Quarterly Update Conference Call

NEW YORK, NY, April 15, 2009 – Delcath Systems, Inc. (NASDAQ: DCTH) will host its quarterly update conference call at 4:30 PM Eastern Time on Wednesday, April 22, 2009. Richard Taney, President and Chief Executive Officer of Delcath Systems, will host the call.

To participate in the call, interested parties may dial (888) 790-3326 (U.S./Canada) and use Conference Password: Delcath.  The call will be archived and made available shortly after the call on the Company’s website, www.delcath.com.

About Delcath Systems, Inc.
Delcath Systems, Inc. is a medical technology company specializing in cancer treatment. The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers. Delcath's novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient's bloodstream. The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan. The Company's intellectual property portfolio consists of twenty-seven patents on a worldwide basis including the U.S., Europe, Asia and Canada. For more information, please visit the Company's website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf.  This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

#   #   #

Company Contact:
Delcath Systems, Inc.
Richard Taney
(212) 489-2100
info@delcath.com

Public Relations Contact:
Rubenstein Associates, Inc.
Robin Wagge
(212) 843-8006
rwagge@rubenstein.com